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                                                                   EXHIBIT 15(b)

                           JANUS ADVISER (THE "TRUST")

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby makes, constitutes and appoints Thomas A. Early, Loren M. Starr, and Kelly Abbott Howes, and each of them, severally, his true and lawful attorneys and agents in his name, place and stead to execute for and on his behalf any and all filings and amendments to any Registration Statement on Form N-1A or on Form N-14, each under the Securities Act of 1933 and the Investment Company Act of 1940, and any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the Securities and Exchange Commission and the various States, if applicable, granting unto said attorneys and agents, and each of them, full power and authority to do and perform each and every act and thing that said attorneys and agents, and each of them, deem advisable or necessary to enable the Trust to effectuate the intents and purposes hereof, hereby ratifying and confirming all actions of any said attorneys hereunder, provided that this Power of Attorney is ratified to be effective by the Trustees with respect to each filing of each such Registration Statement and all amendments, consents and exhibits thereto. Said attorneys may act jointly or severally, and the action of one shall bind the undersigned as fully as if two or more had acted together.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this 5th day of August, 2003.

     Signature                          Title                     Date
     ---------                          -----                     ----
/s/ Samuel Boyd, Jr.                   Trustee               August 5, 2003
-------------------------
Samuel Boyd, Jr.